Exhibit 99.1

Contact:	Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039	P.O. Box 4740
H. Gene Shiels (713) 439-8822	Houston, Texas 77210-4740

Baker Hughes Sells Baker Hughes Mining Tools

September 14, 2004. Houston, Texas — Baker Hughes Incorporated (BHI-NYSE) announced today that it has completed the sale of Baker Hughes Mining Tools, “BHMT”, part of the Hughes Christensen division, to Atlas Copco North America, Inc. As announced on July 28, 2004 the company has classified BHMT as a discontinued operation.

BHMT is a leading manufacturer of rotary drill bits used in the worldwide mining industry with 2003 revenues of approximately $40 million.

Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.

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NOT INTENDED FOR BENEFICIAL HOLDERS.